EXHIBIT 99.1


For Immediate Release

Contact:
Eagle Bulk Shipping Inc.
Attention:  Mr. Alan S. Ginsberg
Chief Financial Officer
Telephone:  (212) 785-2500


EAGLE BULK SHIPPING INC. ANNOUNCES DELIVERY OF NINTH VESSEL

NEW YORK, New York, June 30, 2005 - Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced that it has taken delivery of its ninth vessel, the Peregrine, an "Ultrahandymax" drybulk carrier. The vessel will immediately begin service under a time charter at the rate of $24,000 per day, expiring between October 2006 and January 2007.

                           FORWARD LOOKING STATEMENTS

This announcement includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." All statements in this document that are not statements of historical fact are forward-looking statements. These forward-looking statements may be identified by these of predictive, future-tense or forward-looking terminology, such as "anticipate," "estimate," "intend," "project," "forecast," "plan," "potential," "will," "may," "should," "expect" or similar terms

Forward-looking statements include, but are not limited to, such matters as:

     o    our future operating or financial results;

     o    expectations relating to dividend payments;

     o statements about pending or recent acquisition, business strategy and expected capital spending or operating expenses;

     o statements about shipping industry trends, including charter hire rates and factors affecting supply and demand;

     o    our ability to obtain additional financing;

     o    expectations regarding the availability of vessel acquisitions;

     o    anticipating developments with respect to litigation; and

     o    statements as to duration of time charters.

Forward-looking statements are based upon assumptions, expectations, projections, intentions and beliefs as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements included herein. The reasons for this include the risks, uncertainties and factors described in the Company's Registration Statement of Form F-1 and other reports and filings made by the Company with the Securities and Exchange Commission.


25083.0001 #583586